EXHIBIT 16.1
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Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:




            We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 7, 2002, to be filed by our former client, SB Merger Corp. We agree with the statements made in response to that item insofar as they relate to our firm.

                                            Very truly yours,

                                            /s/ GRASSI & CO., CPAs, P.C.
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                                            Grassi & Co., CPAs, P.C.
                                            (formerly Feldman Sherb & Co., P.C.)
                                            Certified Public Accountants
New York, New York
August 8, 2002